NEWS RELEASE

Contact: Alliance Data	Bealls Outlet Stores, Inc.
Ed Heffernan Analysts/Investors 972.348.5191 eheff@alldata.net	Bill Webster Director of Sales Promotion –Media 941-744-4268 billw@beallsinc.com

Shelley Whiddon – Media 972.348.4310 swhiddon@alldata.net

ALLIANCE DATA SIGNS MULTI-YEAR AGREEMENT
WITH BEALLS AND BURKE’S OUTLET STORES

DALLAS, Texas, June 22, 2006 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that it has signed a five-year agreement to provide private label credit card services for Bealls Outlet Stores, Inc. and Burke’s Outlet Stores, Inc. With annual combined sales of $600 million, Bealls Outlet Stores and Burke’s Outlet Stores have a total of more than 500 stores in 14 states and are leading retailers of value priced apparel and accessories, as well as home furnishings. The stores feature apparel and footwear for the entire family, with an everyday low price format emphasizing name brands priced far below department store prices. The retail chain operates as Bealls Outlet stores in Arizona, Florida, and Georgia. The Burke’s Outlet name is used in North Carolina, South Carolina, Tennessee, Alabama, Mississippi, Louisiana, Arkansas, Texas, New Mexico, Nevada and California. A rapid expansion is underway with plans to open at least 40 new stores within the next 12 months.

Under terms of the agreement, Alliance Data will provide turnkey private label credit card services including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services.

Paul Galizia, president of Bealls Outlet Stores and Burke’s Outlet Stores, said, “We view customer loyalty programs as a core component of our brand and marketing strategy, and a key driver of sales. We selected Alliance Data to provide our private label credit card services because their integrated credit and marketing solution is driven by consumer insights, resulting in customer relationships that are stronger and more profitable. In choosing Alliance Data, we have selected a proven partner whose credit and marketing tools, coupled with their extensive retail expertise, will help support our aggressive growth goals.”

“We are pleased to join in a partnership with Bealls Outlet Stores and Burke’s Outlet Stores, to help them meet their aggressive growth targets,” said Ivan Szeftel, president of Retail Services for Alliance Data. “Both Bealls and Burke’s have a very consumer-focused approach to their business, which aligns closely with Alliance Data’s approach of leveraging consumer insight to drive sales and increase customer loyalty. Through this private label credit card program, we look forward to helping further cultivate both retail brands and extend their market reach as they continue to grow.”

About Bealls Outlet Stores, Inc.

Bealls Outlet Stores and Burke’s Outlet Stores are a division of Beall’s Inc. Headquartered in Bradenton, FL where it was founded in 1915, the corporation is family and employee owned. Beall’s Inc. consists of 80 department stores in the state of Florida, and 500 outlet locations. Further information may be accessed at www.beallsinc.com.

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceDataSystems.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year.

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